FORM 8-K

UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2009

AMERICAN HOME FOOD PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

500 West 37th Street	New York, New York	10018
(Address of Principal Executive offices)		(Zip Code)

Registrant=s telephone number, including area code 212-871-3150

Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers.

At a board of directors meeting held on September 14, 2009, Mr. Alfred Lepore resigned after a two-year term as a director of the Registrant.  Mr. Lepore served on Registrant’s Business Development Committee with fellow directors Messrs. Thomas Thornton, Jeffrey Roberts and with the Registrant’s Chief Executive Officer, Daniel W. Dowe.

The remaining board members intend to nominate two additional board members prior to the filing of the Registrant’s Form 10Q for the quarter ended August 31, 2009.

Item 8.01	Other Events.

On September 15, 2009,  the Registrant.announced the filing with the Commission on September 14, 2009 of its annual report on Form 10K for the year ended May 31, 2009.  The Registrant also announced the launching of its new retail strategy and the availability of its cheese products in 44 specialty retail stores.

A copy of the announcement is attached to this Form 8-K.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99	Press release dated September 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
President

DATED:  September 15, 2009